Exhibit 10.2


                               SEVERANCE AGREEMENT


THIS SEVERANCE AGREEMENT (this "Agreement"), made and entered into as of July 18, 2006 ("the Effective Date"), by and between Griffon Corporation, a Delaware corporation, with its principal office located at 100 Jericho Quadrangle, Jericho, New York 11753 (hereinafter, together with its subsidiaries, collectively referred to as "the Corporation") and Patrick Alesia who resides at 169 Country Club Drive, Commack, NY 11725 (hereinafter referred to as "the Executive").

                                   WITNESSETH:

     WHEREAS, the Executive has had extensive experience in the business and affairs of the Corporation and is a valuable member of the management team; and

     WHEREAS, the Board of Directors of Griffon Corporation (the "Board") has determined that it is appropriate to reinforce the continued attention of certain key management employees, including the Executive, to their assigned duties without distraction if the possibility should arise of a change in control of the Corporation;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1. EMPLOYMENT. During the term of this Agreement, the Executive agrees to remain in the employ of the Corporation and to continue to perform the Executive's regular duties as an executive of the Corporation.

     2. CHANGE IN CONTROL. No benefits shall be payable hereunder unless there shall have been a Change in Control of Corporation, as set forth below, and the Executive's employment by Griffon Corporation shall thereafter have been terminated in accordance with Section 3 hereof. For purposes of this Agreement, a "Change in Control" shall mean the occurrence of any of the following events after the date of this Agreement:

        2.1 the acquisition, directly or indirectly, by a "person" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 35% of the combined voting power of the voting securities of Griffon Corporation entitled to vote generally in the election of directors (the "Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (a) any acquisition by or from Griffon Corporation or any corporation or other entity in which the Griffon Corporation owns or controls directly or indirectly at least 50 percent of the total combined voting power represented by all classes of stock issued by such corporation, or in the case of a noncorporate entity, at least 50% of the profits or capital interest in such entity (a "Subsidiary,") or by any employee benefit plan (or related trust) sponsored or maintained by

Griffon Corporation or any Subsidiary, (b) any acquisition by an individual who as of the effective date of the Plan is a member of the Board, (c) any acquisition by any underwriter in any firm commitment underwriting of securities to be issued by Griffon Corporation, or (d) any acquisition by any corporation (or other entity) if, immediately following such acquisition, 65% or more of the then outstanding shares of common stock (or other equity unit) of such corporation (or other entity) and the combined voting power of the then outstanding voting securities of such corporation (or other entity), are beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who, immediately prior to such acquisition, were the beneficial owners of the then outstanding Voting Securities in substantially the same proportions, respectively, as their ownership immediately prior to the acquisition of the stock and Voting Securities; or

        2.2 the following individuals cease for any reason to constitute a majority of the Board: individuals who, as of the date of the this Agreement, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of directors of Griffon Corporation) whose appointment or election by the Board or nomination for election by the stockholders of Griffon Corporation was approved and recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the effective date of the Plan or whose appointment, election or nomination for election was previously so approved or recommended; or

        2.3 the consummation of the sale or other disposition of all or substantially all of the assets of Griffon Corporation, other than to an entity, at least 65% of the Voting Securities of which are owned by Persons in substantially the same proportions as their ownership of Griffon Corporation immediately prior to such sale; or

        2.4 the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Corporation or any of its Subsidiaries that requires the approval of the Corporation's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (i) more than 65% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Corporation Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Voting Securities among the holders thereof immediately prior to the Business Combination; or

        2.5 the consummation of a plan of complete liquidation or substantial dissolution of Griffon Corporation, other than a liquidation or substantial dissolution, which would result in the Voting Securities of the entity after such liquidation or dissolution, if any, continuing to represent (whether by remaining outstanding or by being converted to voting securities of the surviving entity) 65% or more of the Voting Securities or the voting power of the voting securities of such surviving entity outstanding immediately after such liquidation or dissolution, and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Voting Securities among the holders thereof immediately prior to the such liquidation or dissolution; or

        2.6 the sale, transfer, assignment, distribution or other disposition by Griffon Corporation and/or one of its Subsidiaries, in one transaction, or in a series of related transactions within any period of 18 consecutive calendar months (including, without limitation, by means of the sale, transfer, assignment, distribution or other disposition of the capital stock of any Subsidiary or Subsidiaries), of assets which account for an aggregate of 50% or more of the consolidated revenues of Griffon Corporation and the Subsidiaries of Griffon Corporation, as applicable, as determined in accordance with U.S. generally accepted accounting principles, for the fiscal year most recently ended prior to the date of such transaction (or, in the case of a series of transactions as described above, the first such transaction); provided, however, that no such transaction shall be taken into account if substantially all the proceeds thereof (whether in cash or in kind) are used after such transaction in the ongoing conduct by Griffon Corporation and/or its Subsidiaries) of the business conducted by Griffon Corporation and/or its Subsidiaries prior to such transaction.

     3. TERMINATION FOLLOWING A CHANGE IN CONTROL. If any of the events described in Section 2 hereof constituting a Change in Control of Griffon Corporation shall have occurred, the Executive, if terminated during the twenty four (24) months following such Change in Control, shall be entitled to the benefits provided in Section 4 hereof, unless such termination is due to the Executive's death or Disability, or is by Griffon Corporation for Cause, or is by the Executive for other than Good Reason. In the event that, upon the occurrence of a Change in Control, the Executive is eligible for retirement in accordance with the terms and conditions of any applicable corporate retirement plan or program in effect immediately preceding such Change in Control, the Executive's eligibility for immediate retirement benefits, and any request therefor, shall not preclude the Executive's receipt of severance benefits under
Section 4 hereof as a result of any termination without Cause or for Good Reason. For purposes of this Agreement, the following definitions shall apply:

        3.1 "Cause" shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties (other than any such failure resulting from incapacity due to physical or mental illness); or (ii) conviction of a felony or acts of dishonesty resulting in gain or personal enrichment at the expense of the Corporation; or (iii) the Executive's willful misconduct or insubordination which is materially injurious to the Corporation. With respect to (i) and (iii) "Cause" shall only be determined to exist until Griffon Corporation presents written notice to the Executive specifically identifying the alleged circumstances or actions giving rise to Cause (a "Cause Notice"), and the Executive fails to correct such action or circumstances within 20 days of receiving the Cause Notice. For purposes of this paragraph, no act or failure to act on the Executive's part shall be considered as willful unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the action or omission was in the best interests of the Corporation.

        3.2 "Disability" shall mean the illness or other mental or physical disability of the Executive, as determined by a physician reasonably acceptable to the Corporation and the Executive, resulting in the Executive's failure to perform substantially all of his applicable material duties for a period of six consecutive months and to return to the performance of such duties within 30 days after receiving written notice of termination.

        3.3 "Good Reason" shall mean (i) reduction in the Executive's (then) current base salary immediately preceding the Change in Control; (ii) diminution, reduction or other adverse change in the annual bonus opportunity or other incentive compensation opportunities available to the Executive immediately preceding the Change in Control; (iii) the Corporation's failure to pay the Executive any amounts otherwise earned, vested or due under any compensation plan or human resources policy of the Corporation immediately preceding the Change in Control; (iv) diminution of the Executive's title, position, authority or responsibility; (v) assignment to the Executive of duties incompatible with the position occupied by the Executive immediately preceding the Change in Control; (vi) a change in the organizational position to which the Executive directly reports; or (vii) relocation of the Executive's position to a location more than 35 miles from the location to which the Executive was assigned immediately preceding the Change in Control.

     4. CERTAIN SEVERANCE BENEFITS ON TERMINATION. If, after any Change in Control (as defined herein) shall have occurred, the Executive's employment shall be terminated during the twenty-four (24) months following the date of such Change in Control (i) by the Corporation other than for death, Disability or Cause or (ii) by the Executive for Good Reason, the Executive shall be entitled to certain severance benefits (hereinafter "the Severance Benefits") as provided below:

     4.1 The Corporation shall pay the Executive's full base salary through the date of termination at the rate which is the higher of the (then) current annual rate or the annual rate in effect immediately prior to the date of any Change in Control. The Corporation shall also pay the Executive the amount, if any, of any unpaid earned annual bonus for the preceding fiscal year, as well as a pro rata portion of the higher of (i) the earned annual bonus for the preceding fiscal year or (ii) the target or projected annual bonus for the fiscal year in which the termination of employment occurs. In addition, the Corporation shall continue in full force and effect through the date of termination the Executive's participation in all stock ownership, stock purchase or stock option plans, all health and welfare benefit plans, and all insurance and disability plans as may be in effect at the date of the Change in Control.

     4.2 Subject to Section 4.4 and 4.5 hereof, the Corporation shall pay as Severance Benefits to the Executive on or before the fifth (5th) day following the date of termination of employment, a lump sum payment ("the lump sum payment") equal to two and fifty one hundredths (2.50) times the sum of (i) the Executive's base salary at the rate which is the higher of the (then) current annual rate or the annual rate in effect immediately prior to the date of any Change in Control and (ii) the average of the annual bonuses received by the Executive for each of the last three fiscal years of the Corporation. Such lump sum payment shall be subject to all applicable Federal, state and local income and FICA taxes including all required withholding amounts.

        4.3 For the continued benefit of the Executive and the Executive's eligible dependents, the Corporation shall maintain in full force and effect until the earlier of (i) December 31 of the second calendar year following the calendar year of termination or (ii) the Executive's commencement of full-time employment with a new employer, at the same cost as is paid by similarly-situated continuing employees all medical and health plans and programs for which the Executive was eligible immediately prior to the date of termination, provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs, and subject further to such periodic changes in such plans and programs as are generally applicable to all participants in such plans and programs. The Executive will be responsible for any income tax liability arising out of any continued participation in such health and medical plans and programs, and notwithstanding the provision of this Section 4.3, no additional employment service credits shall be given for the period of such continued participation.

        4.4 The Severance Benefits to be provided to the Executive hereunder and all other payments or benefits which are "parachute payments" (as defined in Section 280(G)(b)(2)(A) of the Code) payable to the Executive under other arrangements or agreements (the "Total Payments") shall be adjusted as set forth in this Section 4.4. If the Total Payments as a result of any Change in Control would (in the aggregate) result in an amount not being deductible under Code
Section 280G or an excise tax under Section 4999, the Total Payments shall be reduced to the extent necessary so that the deductibility of the full amount of such reduced Total Payments is not limited by Code Section 280G or such Total Payment is not subject to an excise tax under Section 4999.

        4.5 Notwithstanding anything herein to the contrary, if any payments due under this Agreement would subject Executive to any tax imposed under
Section 409A of the "Code" if such payments were made at the time otherwise provided herein, then the payments that cause such taxation shall be payable in a single lump sum on the first day which is at least six months after the date of the Executive's "separation of service" as set forth in Code Section 409A and the regulations issued thereunder.

        4.6 The Executive shall not be required to mitigate or offset the amount of any Severance Benefits or other benefits provided under this Section 4 by seeking employment or otherwise, nor shall the amount of any payment provided under this Section 4 be reduced by any compensation earned by the Executive as the result of employment by another employer after the date of termination from the Corporation.

     5. RESTRICTIVE COVENANTS.

        5.1 Executive agrees at all times during Executive's employment with the Corporation and at all times thereafter (except as otherwise required by applicable law, regulation or legal process) that Executive shall hold in strictest confidence and not to use for his own benefit or the benefit of any other person, or to disclose to any person without authorization from the Corporation, any Confidential Information. "Confidential Information" means any and all confidential or proprietary business information of the Corporation or its affiliates, including, without limitation, information relating to the Corporation's or its affiliates' trade secrets, software and technology architecture, networks, business methodologies, facilities, financial and operational information, contracts, customer lists, marketing or sales prospect lists, "know how", and all copies, reproductions, notes, analyses, compilations, studies, interpretations, summaries and other documents in connection with the foregoing. Confidential Information does not include any information which (i) is or becomes publicly known or available other than as a result of wrongful disclosure by Executive, (ii) becomes available to Executive on a non-confidential basis from a source which, to Executive's knowledge, is not prohibited from disclosing such Confidential Information to Executive, or (iii) is generally known in the industry in which the Corporation or its affiliates operate and pertains to activities or business not specific to the Corporation or its affiliates.

        5.2 From the Effective Date through the date that is twenty-four (24) months following the Executive's termination of employment (the "Restriction Period"), Executive will not, without the prior written consent of the Board, engage in "Competition" (as defined below) with the Corporation. For purposes of this Agreement, if Executive takes any of the following actions Executive will be engaged in "Competition": if Executive is engaging in or carrying on, directly or indirectly, any enterprise, whether as an advisor, principal, agent, partner, officer, director, employee, stockholder, associate or consultant to any person, partnership, corporation or any other business entity, that is engaged in a business that is a competitive with any material business that the Corporation is engaged in at the time of the Executive's termination of employment. Notwithstanding anything herein to the contrary, "Competition" will not include the ownership of less than a one percent equity interest in a publicly held company and exercise of rights appurtenant thereto.

        5.3 If a court or arbitrator holds that the duration, scope, area or other restrictions stated herein are unreasonable under circumstances then existing, the Corporation, and Executive agree that the maximum duration, scope, area or other restrictions reasonable under such circumstances will be substituted for the stated duration, scope, area or other restrictions.

        5.4 The existence of any claim or cause of action of Executive against the Corporation, whether or not predicated upon the terms of this Agreement, will not constitute a defense to the enforcement of the provisions of this
Section 5.

        5.5 The parties acknowledge that any violation of this Section 5 can cause substantial and irreparable harm to the Corporation. Therefore, the Corporation will be entitled to pursue any and all legal and equitable remedies, including but not limited to any injunctions.

     6. PROPRIETARY INFORMATION. Upon termination, except to the extent required to render services to or on behalf of the Corporation, Executive will deliver to the Corporation any documents, files, copies which constitute Proprietary Information (whether in written, printed, electronic or other form).
"Proprietary Information" means all information or data with respect to the conduct or details of the businesses of the Corporation, and its affiliates (whether constituting a trade secret or not) including, without limitation, methods of operation, customers and customer lists, supplier lists, sales data, details of contracts with customers, consultants, suppliers or employees, products, proposed products, former products, proposed, pending or completed acquisitions of any company, division, product line or other business unit, prices and pricing policies, fees, costs, plans, designs, technology, inventions, trade secrets, know how, software, marketing methods, policies, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters of the Corporation or any of its affiliates.

     7. TERM OF AGREEMENT. This Agreement shall have an original term expiring on the second anniversary of Effective Date, and shall thereafter be automatically renewed for successive one-year terms unless the Corporation has notified the Executive of its election not to renew the term of this Agreement not less than 120 days before the expiration of the (then) current term. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not terminate in the event that a Change in Control (as defined herein) shall have occurred.

     8. SUCCESSORS; BINDING AGREEMENT. The Corporation shall require any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business, equity and/or assets of the Corporation to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place. Failure of the Corporation to obtain such agreement prior to the effective date of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Corporation in the same amount and on the same terms as that which the Executive would be entitled to hereunder as if the Executive's employment by the Corporation were immediately terminated without Cause or for Good Reason. As referred to in this Agreement, "Corporation" shall mean the Corporation as herein defined and any successor to its business, equity and/or assets which becomes bound by the terms and conditions of this Agreement by operation of law. This Agreement shall inure to the benefit and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable hereunder, all such amounts shall be paid in accordance with the terms of this Agreement to the Executive's estate.

     9. NOTICES. Any and all notices which may be given hereunder by either party to the other shall be sufficient if in writing and sent by registered mail to the respective party at its or their last known address.

     10. MODIFICATIONS AND WAIVERS; ENTIRE AGREEMENT. No agreements or representations, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by the Executive and the Chief Executive Officer of the Corporation. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. This Agreement shall not supercede or in any way limit the rights, duties or obligations the Executive may have under any other written agreement with the Corporation including, without limitation, any employment agreement now in effect or subsequently entered into by and between the Executive and the Corporation.

     11. GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York without reference to principles of conflict of laws thereof.

     12.   COUNTERPARTS.   This  Agreement  may  be  executed  in  one  or  more
counterparts each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     13. DISPUTES. Any dispute or controversy arising under, our of or in connection with this Agreement may be resolved in any court of competent jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as the day and year first written above.

                           GRIFFON CORPORATION:


                           By:   /s/Harvey R. Blau
                                 -----------------------------------------------
                                 Harvey R. Blau
                                 Chairman and Chief Executive Officer


                           EXECUTIVE:


                           Signature: /s/Patrick Alesia
                                      ------------------------------------------
                                      Name: Patrick Alesia

                           WITNESS:


                           Signature:/s/Evelyn Caruso
                                     -------------------------------------------
                                     Name: Evelyn Caruso